UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 15, 2008

TREE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware

001-34063

26-2414818

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

11115 Rushmore Drive, Charlotte, NC		28277
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (704) 541-5351

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2008, Doug Lebda, Chairman and Chief Executive Officer of Tree.com, Inc. (“Tree.com”), and IAC/InterActiveCorp (“IAC”) entered into Amendment No. 1 to the employment agreement between the parties dated as of January 7, 2008.  As amended, the agreement provides for the issuance, in connection with the spin-off of Tree.com by IAC (the “Spin-Off”), of restricted shares of Series A Preferred Stock (the “Restricted Preferred Stock”) of an entity that will be a subsidiary of Tree.com following the completion of the Spin-Off (the “Issuer”).   The shares of Restricted Preferred Stock shall have an aggregate liquidation preference of $5,000,000 (the “Liquidation Preference”).

The Restricted Preferred Stock will (i) be governed by the restricted stock agreement attached as Exhibit 99.2 to this report, which is incorporated herein by reference, (ii) vest in equal annual installments on the first three anniversaries of the Spin-Off and as otherwise set forth in the restricted stock agreement, (iii) be mandatorily redeemable by the Issuer on the fifth anniversary of the date of issuance, (iv) accrue dividends at a rate of 12% per annum and (v) have such other terms as shall be set forth in the Issuer’s Amended and Restated Certificate of Incorporation, which is attached as Exhibit 99.3 to this report and is incorporated herein by reference.

As amended, the agreement also provides that at the time of the Spin-Off, Mr. Lebda will be granted (i) shares of Tree.com restricted stock representing 1% of Tree.com’s outstanding fully diluted shares at the time of the Spin-Off, which award shall vest on the first anniversary of the Spin-Off, and (ii) two separate tranches of Tree.com non-qualified stock option awards, each of which shall entitle Mr. Lebda to purchase shares of Tree.com representing 5% of Tree.com’s outstanding fully diluted shares at the time of the Spin-Off.  Both tranches will vest in full on the fifth anniversary of the Spin-Off and will have ten year terms.  The exercise prices will be, in the case of the first 5% tranche, based on the higher of a $100 million equity valuation of Tree.com or the Tree.com closing price on August 21, 2008, and in the case of the second 5% tranche, based on the higher of a $300 million equity valuation of Tree.com or two times the exercise price of the first 5% tranche.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREE.COM, INC.

By:	/s/ Tanya M. Stanich
Name:	Tanya M. Stanich
Title:	Vice President and
Assistant Secretary

Date:  August 20, 2008

Exhibit Index

Exhibits

99.1	Amendment No. 1 to Employment Agreement between Douglas R. Lebda and IAC/InterActiveCorp, dated as of August 15, 2008.

99.2	Restricted Share Grant and Stockholder’s Agreement, dated as of August 15, 2008, by and among IAC/InterActiveCorp, LendingTree Holdings Corp. and Douglas R. Lebda.

99.3	Amended and Restated Certificate of Incorporation of LendingTree Holdings Corp.